Exhibit 99.1

Innotrac Corporation Announces 2013 First Quarter Results

ATLANTA, GA (May 13, 2013) – Innotrac Corporation (NASDAQ: INOC) announced financial results today for the first quarter ended March 31, 2013.  The Company reported a 20% increase in net service revenues to $25.5 million for the three months ended March 31, 2013, up from $21.3 million for the same period last year.  This growth was a result of Innotrac leveraging its infrastructure to serve clients’ growing needs, as consumers focus more and more on eCommerce purchasing.  Innotrac welcomed a number of new clients, and helped manage the revenue growth of long-standing client partners.  Total revenues, which include service and freight revenue, increased $5.1 million (21%) to $29.3 million, up from $24.2 million for the same period last year.

The Company reported net income of $1.0 million, or $0.08 per share, fully diluted, for the three months ended March 31, 2013, and $0.5 million, or $0.03 per share in the comparable period of 2012.

“We have grown revenue by 20% over last year and doubled net income” said Scott Dorfman, Innotrac’s CEO.  “The recent launch of our SmartHub® operations dashboard has given us a competitive advantage in attracting clients that are now able to monitor service metrics in real time.  This gives our clients complete transparency into critical performance information on demand.  We continue to invest in our SmartHub® division, which provides clients with end-to-end research and analysis on the online buying experience.  These new products allow our customers to be more competitive and cost effective in their offerings and to find solutions to serve their customers better.”

“We ended the quarter with no outstanding advances on our line of credit, and over $4 million in cash,” said Steve Keaveney, CFO.  “Our balance sheet remains strong, affording us ample opportunity to continue investing in our distribution centers and infrastructure for our valued customer base.  We believe the business is positioned as a platform for continued growth and we will strive to continually improve financial performance in order to drive return on investment for our shareholders.”

Innotrac
Innotrac (NASDAQ INOC) was founded in 1984, with the goal of providing the highest quality fulfillment services to both our clients and their customers.  We have an integrated network of eight fulfillment centers, along with a contact center in North America.  Innotrac Europe GmbH has a network of fulfillment centers, call centers, and returns processing facilities with operations in the UK, Germany, France, Denmark, Sweden, Poland, Austria, Italy, Switzerland, Ireland, Spain and the Netherlands. Connect with Innotrac at www.innotrac.com or http://www.linkedin.com/company/innotrac.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements in this release include statements relating to future events and developments, as well as management’s expectations, beliefs, plans, estimates and projections relating to the future.  Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Innotrac’s operating results, performance or financial condition are competition, the demand for Innotrac’s services, Innotrac’s ability to retain its current clients, Innotrac’s success in growing its existing client base and developing new business, Innotrac’s ability to maintain or improve gross margins in the face of increasing revenues and pricing pressures, realization of expected revenues from new clients, Innotrac’s ability to develop new products, the general state of the  industries that the Company serves, changing technologies, and numerous other factors discussed in Innotrac’s 2011 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Contact

Steve Keaveney
Chief Financial Officer
678-584-4020
skeaveney@innotrac.com

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INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$4,197	$4,005
Accounts receivable (net of allowance for doubtful accounts of $108 at March 31, 2013 and $136 at December 31, 2012)	20,001	23,216
Inventories, net	861	740
Prepaid expenses and other	1,139	1,107
Total current assets	26,198	29,068

Property and equipment:

Computers, machinery and equipment	43,812	42,877
Furniture, fixtures and leasehold improvements	10,137	10,055
	53,949	52,932
Less accumulated depreciation and amortization	(40,039)	(39,089)
	13,910	13,843

Other assets, net	1,347	1,281

Total assets	$41,455	$44,192

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,469	$10,409
Line of credit	-	-
Accrued salaries	1,862	2,854
Equipment lease payable	443	421
Accrued expenses and other	3,365	3,088
Equipment loan	1,530	1,620
Total current liabilities	14,669	18,392

Noncurrent liabilities:

Deferred compensation	894	837
Equipment lease payable, net	508	544

Other noncurrent liabilities	868	963
Total noncurrent liabilities	2,270	2,344

Shareholders’ equity:

Preferred stock: 10,000,000 shares authorized, $0.10 par value, no shares issued or outstanding	-	-
Common stock: 50,000,000 shares authorized, $0.10 par value, 13,245,440 shares issued and outstanding at March 31, 2013 13,155,440 shares issued and outstanding at December 31, 2012	1,325	1,316
Additional paid-in capital	66,822	66,784
Accumulated other comprehensive loss	(3)	(2)
Accumulated deficit	(43,642)	(44,656)
Total Innotrac shareholders’ equity	24,502	23,442
Noncontrolling interest	14	14

Total equity	24,516	23,456

Total liabilities and equity	$41,455	$44,192

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)

Service revenues	$25,468	$21,320
Freight revenues	3,851	2,850
Total revenues	29,319	24,170

Cost of service revenues	12,617	10,334
Freight expense	3,696	2,765
Selling, general and administrative expenses	10,963	9,749
Depreciation and amortization	950	825
Total operating expenses	28,226	23,673
Operating income	1,093	497

Other expense (income):
Interest expense	78	53
Other (income) expense	1	(1)
Total other expense	79	52

Income before income taxes	1,014	445
Income taxes	-	-
Net income	1,014	445
Net income (loss) attributable to noncontrolling interest	-	-
Net income attributable to Innotrac	$1,014	$445

Earnings per share:

Basic	$0.08	$0.03

Diluted	$0.08	$0.03

Weighted average shares outstanding:

Basic	13,104	13,029

Diluted	13,111	13,029

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:

Net income	$1,014	$445
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization	950	825
Provision for bad debts	(29)	3
Stock compensation expense-restricted stock	47	31
Changes in operating assets and liabilities:
Accounts receivable, gross	3,244	837
Inventory	(121)	54

Prepaid expenses and other	(32)	(77)

Long-term assets	-	(87)
Accounts payable	(3,526)	(1,931)
Accrued expenses, accrued salaries and other	(716)	(429)
Long-term liabilities	(95)	(59)
Net cash provided by (used in) operating activities	736	(388)

Cash flows from investing activities:

Capital expenditures	(342)	(1,664)

Net change in noncurrent assets and liabilities	(9)	-

Net cash used in investing activities	(351)	(1,664)

Cash flows from financing activities:

Payments on Equipment Loan	(90)	-
Capital lease payments	(103)	(114)
Loan commitment fees	-	(15)
Net cash used in financing activities	(193)	(129)

Net increase (decrease) in cash and cash equivalents	192	(2,181)

Cash and cash equivalents, beginning of period	4,005	3,283
Cash and cash equivalents, end of period	$4,197	$1,102

Supplemental cash flow disclosures:

Cash paid for interest	$57	$37
Non-cash investing and financing activities:
Capital lease for equipment	$89	$369
Capital expenditures in accounts payable	$586	$847